    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 1999

                                                     REGISTRATION NOS. 333-81299
                                                                    333-81299-01
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-3


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                              CORNING INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

                               NEW YORK                                                          16-0393470
                       (State of Incorporation)                                    (I.R.S. Employer Identification Number)

                              ONE RIVERFRONT PLAZA
                            CORNING, NEW YORK 14831
                                 (607) 974-9000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                              CORNING FINANCE B.V.
             (Exact Name of Registrant as Specified in Its Charter)

                            THE NETHERLANDS                                                    NOT APPLICABLE
                    (State or Other Jurisdiction of                                (I.R.S. Employer Identification Number)
                    Incorporation or Organization)

                                LANGE VOORHOUT 7
                               2514 EA THE HAGUE
                                THE NETHERLANDS
                                31.70.310.83.08
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                               WILLIAM D. EGGERS
                           SENIOR VICE PRESIDENT AND
                                GENERAL COUNSEL
                              CORNING INCORPORATED
                              ONE RIVERFRONT PLAZA
                            CORNING, NEW YORK 14831
                                 (607) 974-9000
      (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)
                       ----------------------------------
                                   COPIES TO:

                               DONALD C. WALKOVIK
                              SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004
                       ----------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: from time to time after the effectiveness of this registration statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                       ----------------------------------


    THIS PRE-EFFECTIVE AMENDMENT TO A NEW REGISTRATION STATEMENT ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 33-56887, WHICH WAS DECLARED EFFECTIVE ON JANUARY 19, 1995. SUCH POST-EFFECTIVE AMENDMENT SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT AND IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933. PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS FILED AS PART OF THIS REGISTRATION STATEMENT ALSO CONSTITUTES A PROSPECTUS FOR REGISTRATION STATEMENT NO. 33-56887; THE $75,000,000 OF DEBT SECURITIES REMAINING UNSOLD FROM REGISTRATION STATEMENT NO. 33-56887 WILL BE COMBINED WITH THE $2,000,000,000 AGGREGATE AMOUNT OF DEBT SECURITIES, DEBT WARRANTS, EQUITY WARRANTS, PREFERRED STOCK, DEPOSITARY SHARES, COMMON STOCK AND GUARANTEES, TO BE REGISTERED PURSUANT TO THIS REGISTRATION STATEMENT TO ENABLE THE REGISTRANTS TO OFFER AN AGGREGATE AMOUNT OF $2,075,000,000 OF SECURITIES PURSUANT TO THE COMBINED PROSPECTUS.


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth all expenses payable by Corning Incorporated (the "Company") in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions. The Company will bear all of such expenses. All the amounts shown are estimates, except the registration fee.

Registration Fee................................................  $ 556,000
Fees and expenses of accountants................................  $  20,000
Legal Fees......................................................  $ 200,000
Fees and expenses of trustee and counsel........................  $  18,000
Printing and engraving..........................................  $ 100,000
Blue Sky fees and expenses (including counsel)..................  $  10,000
Rating agency fees..............................................  $ 300,000
Miscellaneous...................................................  $  50,000
Total...........................................................  $1,254,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

CORNING INCORPORATED

    Sections 722 and 723 of the Business Corporation Law of the State of New York (the "BCL") provide that a corporation may indemnify its current and former directors and officers under certain circumstances. Article VIII of the Company's By-Laws provides that the Company shall indemnify each director and officer against all costs and expenses actually and reasonably incurred by him in connection with the defense of any claim, action, suit or proceeding against him by reason of his being or having been a director or officer of the Company to the full extent permitted by, and consistent with, the BCL.

    Section 402(b) of the BCL provides that a corporation may include a provision in its certificate of incorporation limiting the liability of its directors to the corporation or its shareholders for damages for the breach of any duty, except for a breach involving intentional misconduct, bad faith, a knowing violation of law or receipt of an improper personal benefit or for certain illegal dividends, loans or stock repurchases. Paragraph 7 of the Company's Restated Certificate of Incorporation contains such a provision.

CORNING FINANCE B.V.

    In general, Dutch law provides that a B.V. should idemnify its Managing Director in the event that he is liable to a third party for damages caused in his capacity as Managing Director, unless the liability results from his gross negligence or intentional misconduct. Under certain circumstances, this provision does not apply, and the B.V. and the Managing Director may agree that the B.V. will indemnify the Managing Director in such circumstances.

    Besides the general concept of tort liability, Netherlands law contains various specific statutory provisions on the personal civil law liability of the Managing Directors of a B.V. corporation, both towards the B.V. itself in case of improper performance, requiring the Managing Director to be seriously at fault, and towards third parties. Third party liability may inter alia (but not limitative) result from (i) acquisition of the B.V.'s shares by the B.V. itself or by any of its subsidiaries contrary to the statutory provisions relating thereto, (ii) misleading information and, more particularly, misleading annual accounts or interim of the B.V., (iii) unpaid social security premiums and certain taxes and

(iv) in the event of the B.V.'s bankruptcy, improper performance if such performance is the cause of the bankruptcy, or non-compliance with other specific statutory provisions.

    The Articles of Association of the Corning Finance B.V. do not contain any provisions on the indemnification by the Corning Finance B.V. of its Managing Directors. Under Netherlands law obtaining insurance on Managing Directors is permitted except that such insurance cannot be applied to any liability resulting from gross negligence or intentional misconduct.

    Reference is made to the forms of Underwriting Agreement incorporated by reference as Exhibits 1.01 through 1.05 hereto for a description of indemnification arrangements for offerings of securities pursuant thereto.

    For the undertaking in relation to indemnification, please see Item 17 below.

ITEM 16. EXHIBITS.


  EXHIBIT
  NUMBER     EXHIBITS
-----------  ---------------------------------------------------------------------------------------------------------

      1.01   Form of Underwriting Agreement relating to debt securities and debt warrants of Corning Incorporated.*

      1.02   Form of Underwriting Agreement relating to equity warrants (to be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

      1.03   Form of Underwriting Agreement relating to preferred stock and depositary shares.*

      1.04   Form of Underwriting Agreement relating to common stock.*

      1.05   Form of Underwriting Agreement relating to debt securities of Corning Finance B.V. (to be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

      4.01   Indenture, dated August   , 1999, by and between the Company and The Chase Manhattan Bank, as trustee.*

      4.02   Indenture, dated August   , 1999, by and among the Company, Corning Finance B.V. and The Chase Manhattan
             Bank, as trustee.*

      4.03   Form of Debt Warrant Agreement, including a form of debt warrant certificate (to be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

      4.04   Form of Equity Warrant Agreement, including form of equity warrant certificate (to be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

      4.05   Form of Deposit Agreement, including form of depositary receipt (to be filed as an exhibit to a Current
             Report on Form 8-K and incorporated herein by reference).

      4.06   Form of certificate for shares of the common stock (incorporated by reference to Exhibit 4 to
             Registration Statement on Form S-4 filed with the Commission on June 17, 1992 (Registration Statement No.
             33-48488)).

      4.07   Rights Agreement, dated as of June 5, 1996, between the Company and Harris Trust and Savings Bank, as rights agent (incorporated by reference to Exhibit 1 of the Company's Current Report on Form 8-K dated
             July 10, 1996).

      5.01   Opinion of William D. Eggers, Esq.*

  EXHIBIT
  NUMBER     EXHIBITS
-----------  ---------------------------------------------------------------------------------------------------------
     12.01   Calculation of ratio of income to fixed charges and calculation of ratio of income to combined fixed charges including preferred stock dividends.*

     23.01   Consent of PricewaterhouseCoopers LLP, independent accountants.

     23.02   Consent of William D. Eggers, Esq. (included in Exhibit 5.01).*

     24.01   Power of Attorney of certain directors.*

     25.01   Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of
             The Chase Manhattan Bank, as Trustee.*

------------------------

*   previously filed.

ITEM 17. UNDERTAKINGS.

    (a) The undersigned registrants hereby undertake

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement;

        (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

        (3) to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED, that the registrant includes in the prospectus, by means of post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to a registration statement on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

    (b) The undersigned registrants undertake that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event a claim against a registrant for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered herein, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corning, State of New York, on October 1, 1999.


                                CORNING INCORPORATED
                                -------------------------------------
                                (Registrant)

                                By:  /s/ WILLIAM D. EGGERS
                                     ---------------------------------
                                     William D. Eggers
                                     Senior Vice President


    Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons on October 1, 1999, in the capacities indicated.


          SIGNATURE                      CAPACITY
------------------------------  ---------------------------
    /s/ ROGER G. ACKERMAN       Chairman of the Board,
------------------------------  Principal Executive Officer
     (Roger G. Ackerman)        and Director

      /s/ JAMES B. FLAWS        Senior Vice President,
------------------------------  Treasurer and Principal
       (James B. Flaws)         Financial Officer

   /s/ KATHERINE A. ASBECK      Vice President, Controller
------------------------------  and Principal Accounting
    (Katherine A. Asbeck)       Officer

              *                 Director
------------------------------
       (Robert Barker)

              *                 Director
------------------------------
      (John Seely Brown)

              *                 Director
------------------------------
       (John H. Foster)

              *                 Director
------------------------------
     (Norman E. Garrity)

          SIGNATURE                      CAPACITY
------------------------------  ---------------------------
              *                 Director
------------------------------
        (Gordon Gund)

              *                 Director
------------------------------
      (John M. Hennessy)

              *                 Director
------------------------------
     (James R. Houghton)

              *                 Director
------------------------------
      (James W. Kinnear)

              *                 Director
------------------------------
       (John W. Loose)

              *                 Director
------------------------------
     (James J. O'Connor)

              *                 Director
------------------------------
     (Catherine A. Rein)

              *                 Director
------------------------------
       (H. Onno Ruding)

              *                 Director
------------------------------
    (William D. Smithburg)

*By:    /s/ WILLIAM D. EGGERS
      -------------------------
         (William D. Eggers,
          Attorney-in-Fact)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corning, state of New York, on October 1, 1999.


                                CORNING FINANCE B.V.
                                -------------------------------------
                                (Registrant)

                                By:  /s/ KIM L. FROCK
                                     ---------------------------------
                                     Kim L. Frock
                                     Vice President--Finance


    Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons on October 1, 1999, in the capacities indicated.


          SIGNATURE                      CAPACITY
------------------------------  ---------------------------
      /s/ JAMES B. FLAWS        President and Chief
------------------------------  Executive Officer
       (James B. Flaws)

                                Vice President--Finance,
       /s/ KIM L. FROCK         Chief Financial Officer,
------------------------------  Chief Accounting Officer
        (Kim L. Frock)          and Director

              *                 Director
------------------------------
     (A. John Peck, Jr.)

              *                 Director
------------------------------
       (Mark S. Rogus)

                                Director
------------------------------
   (ABN AMRO Trust Company
      (Nederland) B.V.)

*By:      /s/ KIM L. FROCK
      -------------------------
           (Kim L. Frock,
          Attorney-in-Fact)